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                                                                    Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in The AES Corporation's Registration Statement No. 33-49262 on
Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 333-81953 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38924 on Form S-3, Registration Statement No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3/A, Registration Statement no. 333-46564 on Form S-3/A, Registration Statement No. 333-57482 on Form S-8, and Registration Statement No. 333-45916 on Form S-4/A, of our report dated January 23, 2001 covering C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries combined balance sheet as of December 31, 2000, and related combined statements of income, stockholders' equity and cash flows for the period from June 1 through December 31, 2000, included in this Form 8-K of The AES Corporation.


PIERNAVIEJA, PORTA, CACHAFEIRO
          Y ASOCIADOS
A MEMBER FIRM OF ARTHUR ANDERSEN


Hector L. Gutierrez D.
Public Accountant CPC No. 24, 321

Caracas, Venezuela
June 5, 2001